Exhibit 10.1

$425,000,000 TERM LOAN FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

FEDERATED INVESTORS, INC.,

THE GUARANTORS PARTY HERETO,

and

THE LENDERS PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION, as Agent,

and

PNC CAPITAL MARKETS LLC, as Sole Bookrunner,

and

PNC CAPITAL MARKETS LLC and CITIGROUP GLOBAL MARKETS, INC., as Joint Lead Arrangers,

and

CITIBANK, N.A., as Syndication Agent

Dated as of April 9, 2010

	5.2	Pro Rata Treatment of Lenders.		25
	5.3	Interest Payment Dates.		25
	5.4	Voluntary Prepayments.		26
		5.4.1	Right to Prepay.	26
		5.4.2	Replacement of a Lender.	27
		5.4.3	Change of Lending Office.	27
	5.5	Intentionally Omitted.		28
	5.6	Additional Compensation in Certain Circumstances.		28
		5.6.1	Increased Costs Generally.	28
		5.6.2	Capital Requirements.	28
		5.6.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	29
		5.6.4	Delay in Requests.	29
	5.7	Taxes.		29
		5.7.1	Payments Free of Taxes.	29
		5.7.2	Payment of Other Taxes by the Borrower.	29
		5.7.3	Indemnification by the Borrower.	29
		5.7.4	Evidence of Payments.	30
		5.7.5	Status of Lenders.	30
	5.8	Indemnity.		31
	5.9	Sharing of Payments by Lenders.		32
	5.10	Presumptions by Agent.		33

6.	REPRESENTATIONS AND WARRANTIES			33
	6.1	Representations and Warranties.		33
		6.1.1	Organization and Qualification.	33
		6.1.2	Subsidiaries.	33
		6.1.3	Power and Authority.	34
		6.1.4	Validity and Binding Effect.	34
		6.1.5	No Conflict.	34
		6.1.6	Litigation.	35
		6.1.7	Title to Properties.	35
		6.1.8	Financial Statements.	35
		6.1.9	Use of Proceeds; Margin Stock.	35
		6.1.10	Full Disclosure.	36
		6.1.11	Taxes.	36
		6.1.12	Consents and Approvals.	36
		6.1.13	No Event of Default; Compliance with Instruments.	37
		6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.	37
		6.1.15	Insurance.	37
		6.1.16	Compliance with Laws.	37
		6.1.17	Material Contracts; Burdensome Restrictions.	37
		6.1.18	Investment Companies; Regulated Entities.	38
		6.1.19	Plans and Benefit Arrangements.	38
		6.1.20	Employment Matters.	39
		6.1.21	Environmental Matters.	39
		6.1.22	Senior Debt Status.	39

		6.1.23	Anti-Terrorism Laws.	39
		6.1.24	Existing Business.	40

7.	CONDITIONS OF LENDING			41
	7.1	First Loans.		41
		7.1.1	Officer’s Certificate.	41
		7.1.2	Secretary’s Certificate.	41
		7.1.3	Delivery of Loan Documents.	42
		7.1.4	Opinion of Counsel.	42
		7.1.5	Legal Details.	42
		7.1.6	Payment of Fees.	42
		7.1.7	Consents.	42
		7.1.8	Officer’s Certificate Regarding MACs.	42
		7.1.9	No Violation of Laws.	42
		7.1.10	No Actions or Proceedings.	43
	7.2	Each Additional Loan.		43
	7.3	Amendment and Restatement.		43

8.	COVENANTS			44
	8.1	Affirmative Covenants.		44
		8.1.1	Preservation of Existence, Etc.	44
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	44
		8.1.3	Maintenance of Insurance.	44
		8.1.4	Maintenance of Properties and Leases.	44
		8.1.5	Maintenance of Patents, Trademarks, Etc.	44
		8.1.6	Visitation Rights.	45
		8.1.7	Keeping of Records and Books of Account.	45
		8.1.8	Plans and Benefit Arrangements.	45
		8.1.9	Compliance with Laws.	45
		8.1.10	[Intentionally Omitted.]	46
		8.1.11	New Subsidiaries.	46
		8.1.12	[Intentionally Omitted.]	46
		8.1.13	Anti-Terrorism Laws.	46
	8.2	Negative Covenants.		46
		8.2.1	Indebtedness.	46
		8.2.2	Liens.	47
		8.2.3	Guaranties.	47
		8.2.4	[Intentionally Omitted.]	48
		8.2.5	[Intentionally Omitted.]	48
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	48
		8.2.7	Dispositions of Assets or Subsidiaries.	48
		8.2.8	Affiliate Transactions.	49
		8.2.9	Continuation of or Change in Business.	49
		8.2.10	Plans and Benefit Arrangements.	50
		8.2.11	Fiscal Year; Accounting Methods.	50
		8.2.12	No Restriction on Dividends.	50
		8.2.13	Change in Ownership.	50

		8.2.14	Maximum Leverage Ratio.	50
		8.2.15	Minimum Interest Coverage Ratio.	50
	8.3	Reporting Requirements.		51
		8.3.1	Quarterly Financial Statements.	51
		8.3.2	Annual Financial Statements.	51
		8.3.3	Certificate of the Borrower.	51
		8.3.4	Notice of Default.	52
		8.3.5	Notice of Litigation.	52
		8.3.6	Certain Events.	52
		8.3.7	Other Notices, Reports and Information.	52
		8.3.8	Notices Regarding Plans and Benefit Arrangements.	53
		8.3.9	Notices Regarding Special Purpose Subsidiaries.	54
		8.3.10	Notice of Change in Debt Rating.	54

9.	DEFAULT			54
	9.1	Events of Default.		54
		9.1.1	Payments Under Loan Documents.	55
		9.1.2	Breach of Warranty.	55
		9.1.3	Breach of Certain Covenants.	55
		9.1.4	Breach of Other Covenants.	55
		9.1.5	Defaults in Other Agreements or Indebtedness.	55
		9.1.6	Final Judgments or Orders.	55
		9.1.7	Loan Document Unenforceable.	56
		9.1.8	Proceedings Against Assets.	56
		9.1.9	Notice of Lien or Assessment.	56
		9.1.10	Insolvency.	56
		9.1.11	Events Relating to Plans and Benefit Arrangements.	56
		9.1.12	Cessation of Business.	57
		9.1.13	Involuntary Proceedings.	57
		9.1.14	Voluntary Proceedings.	57
	9.2	Consequences of Event of Default.		58
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	58
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	58
		9.2.3	Set-off.	58
		9.2.4	Suits, Actions, Proceedings.	59
		9.2.5	Application of Proceeds; Collateral Sharing.	59
		9.2.6	Other Rights and Remedies.	59

10.	THE AGENT			60
	10.1	Appointment and Authority.		60
	10.2	Rights as a Lender.		60
	10.3	Exculpatory Provisions.		60
	10.4	Reliance by Agent.		61
	10.5	Delegation of Duties.		61
	10.6	Resignation of Agent.		62
	10.7	Non-Reliance on Agent and Other Lenders.		62

v

	10.8	No Other Duties, etc.		63
	10.9	Agent’s Fee.		63
	10.10	Authorization to Release Guarantors.		63
	10.11	No Reliance on Agent’s Customer Identification Program.		63

11.	MISCELLANEOUS			63
	11.1	Modifications, Amendments or Waivers.		63
		11.1.1	Increase of Commitment.	64
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	64
		11.1.3	Release of Guarantor.	64
		11.1.4	Miscellaneous.	64
	11.2	No Implied Waivers; Cumulative Remedies; Writing Required.		64
	11.3	Expenses; Indemnity; Damage Waiver.		65
		11.3.1	Costs and Expenses.	65
		11.3.2	Indemnification by the Borrower.	65
		11.3.3	Reimbursement by Lenders.	66
		11.3.4	Waiver of Consequential Damages, Etc.	66
		11.3.5	Payments.	66
	11.4	Holidays.		66
	11.5	Funding by Branch, Subsidiary or Affiliate.		67
		11.5.1	Notional Funding.	67
		11.5.2	Actual Funding.	67
	11.6	Notices; Effectiveness; Electronic Communication.		67
		11.6.1	Notices Generally.	67
		11.6.2	Electronic Communications.	68
		11.6.3	Change of Address, Etc.	68
	11.7	Severability.		68
	11.8	Governing Law.		68
	11.9	Prior Understanding.		69
	11.10	Duration; Survival.		69
	11.11	Successors and Assigns.		69
		11.11.1	Successors and Assigns Generally.	69
		11.11.2	Assignments by Lenders.	69
		11.11.3	Register.	71
		11.11.4	Participations.	71
		11.11.5	Limitations upon Participant Rights Successors and Assigns Generally.	72
		11.11.6	Certain Pledges; Successors and Assigns Generally.	72
	11.12	Confidentiality.		72
		11.12.1	General.	72
		11.12.2	Sharing Information With Affiliates of the Lenders.	73
	11.13	Counterparts; Integration; Effectiveness.		73
	11.14	Agent’s or Lender’s Consent.		73
	11.15	Exceptions.		73
	11.16	CONSENT TO FORUM; WAIVER OF JURY TRIAL.		74
		11.16.1	SUBMISSION TO JURISDICTION.	74

	11.16.2	WAIVER OF VENUE.	74
	11.16.3	SERVICE OF PROCESS.	74
	11.16.4	WAIVER OF JURY TRIAL.	75
11.17	Certifications From Lenders and Participants.		75
	11.17.1	[Intentionally Omitted.]	75
	11.17.2	USA Patriot Act.	75
11.18	Joinder of Parties to Loan Documents.		75

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(A)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(L)	-	LOAN DOCUMENT JOINDER
EXHIBIT 1.1(T)	-	TERM NOTE
EXHIBIT 3.3	-	TERM LOAN REQUEST
EXHIBIT 7.1.4	-	OPINION OF COUNSEL
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 9, 2010 and is made by and among FEDERATED INVESTORS, INC., a Pennsylvania corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, certain of the Lenders, and the Agent are parties to that certain Credit Agreement dated as of August 19, 2008 (the “Prior Credit Agreement”) pursuant to which the Lenders provided a term loan facility to the Borrower in an aggregate principal amount not to exceed $140,000,000 as such amount may have been increased from time to time up to an amount not to exceed $150,000,000; and

WHEREAS, the Borrower has requested the Lenders to provide a term loan facility to the Borrower in an aggregate principal amount not to exceed $425,000,000; and

WHEREAS, the Lenders have agreed to provide the credit facility requested by the Borrower pursuant to the terms and conditions of this Agreement which, from and after the date hereof, shall amend and restate the terms of the Prior Credit Agreement;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree that the Prior Credit Agreement shall be amended and restated in its entirety as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agent shall mean PNC Bank, National Association, and its successors and assigns.

Agent’s Fee shall have the meaning assigned to that term in Section 10.9.

Agent’s Letter shall have the meaning assigned to that term in Section 10.9.

Agreement shall mean this Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Margin shall mean, as applicable:

(A) one percent (1.0%) to be added to the Base Rate under the Base Rate Option.

(B) two percent (2.0%) to be added to the LIBOR Rate under the LIBOR Rate Option.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

Audited Statements shall have the meaning assigned to that term in Section 6.1.8.

Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate plus 50 basis points (0.5%), and (b) the Prime Rate, and (c) the Daily LIBOR Rate plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

Benefit Arrangement shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Blocked Person shall have the meaning assigned to such term in Section 6.1.23.2.

Borrower shall mean Federated Investors, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

CDOs shall mean collateralized debt obligation structures for which any of the Loan Parties provides investment advice.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body.

Class A Shares shall mean the Class A Common Stock of the Borrower.

Closing Date shall mean April 9, 2010.

Commitment shall mean as to any Lender its Term Loan Commitment, and Commitments shall mean the aggregate of the Term Loan Commitments of all of the Lenders.

Compliance Certificate shall have the meaning assigned to such term in Section 8.3.3.

Consideration shall mean, with respect to any acquisition pursuant to Section 8.2.6(ii), the aggregate of (i) the cash paid by any of the Loan Parties or any Subsidiary of a Loan Party, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties or any Subsidiary of a Loan Party, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party or any Subsidiary of a Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties or any Subsidiary of a Loan Party in connection therewith.

Consolidated EBITDA as of the end of any fiscal quarter for the four (4) fiscal quarters then ended shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income (excluding any non-cash charges which require an accrual or reserve for cash charges for any future period), interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided that if the Borrower and Consolidated Subsidiaries shall make one or more acquisitions or dispositions of the capital stock of any Person or all or substantially all of the assets of any Person permitted by Sections 8.2.6 or 8.2.7 during such period, Consolidated EBITDA for such period shall be adjusted on a pro forma basis in a manner satisfactory to the Agent to give effect to all such acquisitions or dispositions as if they had occurred at the beginning of such period.

Consolidated Subsidiaries shall mean and include those subsidiaries or other entities whose accounts are consolidated with the accounts of the Borrower in accordance with GAAP provided that (i) for the purpose of calculating the financial ratios in Sections 8.2.14 and 8.2.15, the impact of the sale or assignment of any Designated Assets, in either case pursuant to the Master Agreement, the Purchase and Sale Agreement or any similar agreement or program and in accordance with Section 8.2.7(i), shall be excluded and (ii) to the extent that FIN 46, FASB 167 or any successor or similar applicable accounting pronouncement adopted by the Borrower requires the consolidation of the account of any Funds with the account of the Borrower, the impact of FIN 46, FASB 167 or any successor or similar applicable accounting pronouncement adopted by the Borrower shall be excluded.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, or (c) has since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding.

Delinquent Lender shall have the meaning assigned to such term in Section 5.9 [Sharing of Payments by Lenders].

Designated Assets shall mean the right to receive deferred sales charges, including 12b-1 and contingent deferred sales charges, and any comparable fees from a Fund relating to the sale of Fund shares or sales of other interest in or obligations of Funds and the maintenance of customer accounts, including shareholder servicing fees.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Domestic Subsidiaries shall mean any Subsidiary of the Borrower that is organized or incorporated under the Laws of any state or commonwealth in the United States of America.

Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

Event of Default shall mean any of the events described in Section 9.1 and referred to therein as an “Event of Default.”

Excluded Taxes shall mean, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.7.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.7.1 [Payment Free of Taxes].

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean April 9, 2015.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Agent (for the purposes of this definition only, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

Federated Bank shall mean Federated Investors Trust Company, a state chartered trust company under the laws of Pennsylvania.

FIN 46(R) shall mean the Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities”.

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiaries shall mean the Subsidiaries of the Borrower that are not Domestic Subsidiaries.

Fund Fees shall mean the management, administrative, shareholder services, 12b-1, contingent deferred sales charges and other similar fees contractually due any of the Loan Parties or any Subsidiary of a Loan Party from the Funds.

Funds shall mean the mutual funds, CDOs, investment conduits, separate accounts (including without limitation, separately managed accounts, institutional accounts, sub-advised funds and other managed products), liquidation portfolios or other entities for which any of the Loan Parties or any Subsidiary of a Loan Party serves as an advisor, an administrator, a distributor or a servicer.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page to the Guaranty Agreement and each other Person which joins the Guaranty Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G) executed and delivered by each of the Guarantors to the Agent for the benefit of the Lenders.

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement or interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean Taxes other than Excluded Taxes.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary thereof or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Term Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one (1), two (2), three (3), six (6) or twelve (12) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Investment Company Act shall mean the Investment Company Act of 1940, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

IRS shall mean the Internal Revenue Service.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lender shall mean the financial institutions named on Schedule 1.1(A) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Leverage Ratio shall mean the ratio of Total Funded Indebtedness to Consolidated EBITDA.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent which has been approved by the British

Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for the purposes of this definition only, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR Rate =	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Limited Investments shall mean the following: (i) investments or contributions by a Loan Party directly or indirectly in the capital stock of or other payments (except in connection with transactions for fair value in the ordinary course of business, including usual and customary service and occupancy contracts) to any of the Special Purpose Subsidiaries, (ii) loans by a Loan Party or a Subsidiary of a Loan Party directly or indirectly to any of the Special Purpose Subsidiaries, (iii) guarantees by a Loan Party or a Subsidiary of a Loan Party directly or indirectly of the obligations of any of the Special Purpose Subsidiaries, or (iv) other obligations, contingent or otherwise, of the Loan Parties or a Subsidiary of a Loan Party to or for the benefit of any of the Special Purpose Subsidiaries.

LLC Interests shall have the meaning given to such term in Section 6.1.2.

Loan Documents shall mean this Agreement, the Agent’s Letter, the Guaranty Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Document Joinder shall mean a joinder by a Person as a party (to the extent required by Section 8.1.11) under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(L).

Loan Request shall have the meaning given to such term in Section 3.3.

Loans shall mean collectively and Loan shall mean separately all Term Loans or any Term Loan.

Master Agreement shall mean the Federated Investors Program Master Agreement dated as of October 24, 1997, among Federated Investors, Federated Funding 1997-1, Inc., Federated Investors Management Company, Federated Securities Corp., the Owner Trustee of the PLT Finance Trust 1997-1, PLT Finance, L.P., Putnam, Lovell & Thorton Inc., and Bankers Trust Company, as amended or replaced from time to time as permitted under this Agreement.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties and their Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties and their Subsidiaries taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Notes shall mean the Term Notes.

Notices shall have the meaning assigned to that term in Section 11.6.

Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Agent’s Letter or any other Loan Document whether to the Agent, any of the Lenders or their Affiliates or other Persons provided for under such Loan Documents, and (ii) any Lender Provided Interest Rate Hedge.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Partnership Interests shall have the meaning given to such term in Section 6.1.2.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) (A) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; and (B) Liens granted to surety companies, or to financial institutions to secure standby letters of credit issued by such institutions to surety companies, as an inducement for such surety companies to issue or maintain existing surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided, that the principal amount secured thereby as of the Closing Date is not hereafter increased and no additional assets become subject to such Lien;

(vii) operating leases;

(viii) capital leases made under usual and customary terms in the ordinary course of business and Purchase Money Security Interests, in each case as and to the extent permitted in Section 8.2.1(ii); and

(ix) the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not result in a Material Adverse Change:

(1) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that each of the Companies maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens of governmental entities arising under federal or state environmental laws.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

Prior Credit Agreement shall have the meaning assigned to that term in the recitals to this Agreement.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Agent).

Purchase and Sale Agreement shall mean the Purchase and Sale Agreement dated as of December 21, 2000, as amended, by and among Federated Investors Management Company, Federated Securities Corp., Federated Funding 1997-1, Inc., Federated Investors, Inc., Citibank, N.A., and Citicorp North America, Inc.

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Ratable Share shall mean the proportion that a Lender’s Commitment bears to the Commitments of all of the Lenders.

Regulated Subsidiary shall mean any Subsidiary of the Borrower that is (i) registered as a broker dealer pursuant to Section 15 of the Securities Exchange Act of 1934, or (ii) engaged in the business of banking or the exercise of trust powers and regulated by federal or state banking regulators.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” or “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Loan Parties and their Subsidiaries.

Required Lenders shall mean, so long as there are three (3) or more Lenders (other than any Defaulting Lender):

(i) if there are no Loans outstanding, Lenders (other than any Defaulting Lender) whose Commitments aggregate more than 50% of the Commitments of all of the Lenders (other than any Defaulting Lender), or

(ii) if there are Loans outstanding, any Lender or group of Lenders (other than any Defaulting Lender) if the sum of the Loans of such Lenders then outstanding aggregates more than 50% of the total principal amount of all of the Loans then outstanding;

provided, however, if there are less than three (3) Lenders, the Required Lenders shall be all Lenders (other than any Defaulting Lender).

Revolving Credit Agreement shall mean the Credit Agreement, dated as of October 31, 2006, by and among the Borrower, the Guarantors, the Agent and the Lenders set forth therein, as amended, restated, modified or supplemented from time to time.

Special Purpose Subsidiary shall mean any corporation, business trust or other entity formed by the Borrower to engage in the limited activities permitted by Section 8.2.9(i) and shall be an indirect wholly owned subsidiary of the Borrower, provided, that if the Special Purpose Subsidiary is organized under the law of a foreign jurisdiction which requires that residents of such foreign jurisdiction maintain a certain level of ownership interest in such Special Purpose Subsidiary, then a wholly owned Subsidiary of the Borrower shall own a number of outstanding shares of such Special Purpose Subsidiary that is not less than the greater of (i) 51% of the outstanding shares of such Special Purpose Subsidiary, and (ii) the maximum number of outstanding shares of such Special Purpose Subsidiary permitted pursuant to the law of such foreign jurisdiction.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which fifty percent (50%) or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or any partnership of which such Person is a general partner or of which fifty percent (50%) or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. For the purposes of this Agreement, none of the Special Purpose Subsidiaries or the Funds shall be considered a “Subsidiary” of the Borrower or any Loan Party.

Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.2.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(A) in the column labeled “Amount of Commitment for Term Loans,” and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, if any, to which such Lender is a party, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Term Loans shall mean collectively and Term Loan shall mean separately all Term Loans or any Term Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 3.1.

Term Notes shall mean collectively and Term Note shall mean separately all the Term Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Total Funded Indebtedness shall mean, as of any date of determination, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, reimbursement obligations under letters of credit, and, without duplication, contingent and guaranty obligations with respect to the foregoing, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2 Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1 Number; Inclusion.

References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and “including” has the meaning represented by the phrase “including without limitation”.

1.2.2 Determination.

References to “determination” of or by the Agent or the Lenders shall be deemed to include good-faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error.

1.2.3 Agent’s Discretion and Consent.

Whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.

1.2.4 Documents Taken as a Whole.

The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

1.2.5 Headings.

The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.

1.2.6 Implied References to this Agreement.

Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified.

1.2.7 Persons.

Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.

1.2.8 Modifications to Documents.

Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

1.2.9 From, To and Through.

Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”.

1.2.10 Shall; Will.

References to “shall” and “will” are intended to have the same meaning.

1.3 Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP provided that for the purpose of determining compliance with Sections 8.2.1 and 8.2.2, the impact of the incurrence of indebtedness or creation of liens in connection with the sale or transfer of Designated Assets as described and permitted under Sections 8.2.7(i) shall be excluded. If one or more changes in GAAP after the date of this Agreement are required to be applied to then existing transactions, and either a violation of one or more provisions hereof shall have occurred which would not have occurred if no change in accounting principles had taken place or a violation of one or more of the provisions hereof shall not occur which would have occurred if no change in accounting principles had taken place:

(a) the parties agree that any such violation shall not be considered to constitute an Event of Default for a period of thirty (30) days;

(b) the parties agree in such event to negotiate in good faith to attempt to draft an amendment of this Agreement satisfactory to the Required Lenders which shall approximate to the extent possible the economic effect of the original provisions hereof after taking into account such change or changes in GAAP; and

(c) if the parties are unable to negotiate such an amendment satisfactory to the Required Lenders within thirty (30) days, then as used in this Agreement “GAAP” shall mean generally accepted accounting principles as in effect prior to such change.

2. INTENTIONALLY OMITTED

3. TERM LOANS

3.1 Term Loan Commitments.

Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding such Lender’s Term Loan Commitment.

3.2 Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.

The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender’s Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. Except as expressly set forth in Section 3.3, the Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Term Loans shall be payable as follows:

(i) On the first Business Day of each of January, April, July and October commencing on July 1, 2010 and through and including April 1, 2014, the Borrower shall repay $10,625,000 (the amount equal to two and one-half percent (2.5%) of the original principal sum of the Term Loans);

(ii) on the first Business Day of each of January, April, July and October commencing on July 1, 2014 and through and including April 1, 2015, the Borrower shall repay $63,750,000 (the amount equal to fifteen percent (15%) of the original principal sum of the Term Loans); and

(iii) on the Expiration Date, the Borrower shall repay the balance of the Term Loans then outstanding.

3.3 Term Loan Requests.

Except as otherwise provided herein, the Borrower may request the Lenders (i) prior to the Closing Date to make Term Loans, or (ii) from time to time prior to the Expiration Date to renew or convert the Interest Rate Option applicable to existing Term Loans pursuant to Section 3.1, by delivering to the Agent, not later than 1:00 p.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Term Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Term Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 3.3 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of $50,000 and not less than $5,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

3.4 Use of Proceeds.

The proceeds of the Loans shall be used for general corporate purposes, including without limitation stock repurchases, dividend payments and acquisitions, prepaying the principal amount outstanding on the Closing Date under the Revolving Credit Agreement and interest thereon, and for the refinancing of existing indebtedness of the Borrower under the Prior Credit Agreement.

4. INTEREST RATES

4.1 Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or the LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans but existing Borrowing Tranches bearing interest under the LIBOR Rate Option, unless accelerated hereunder, shall continue in effect until the expiration of the applicable Interest Period. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Term Loan Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loan Loans:

(i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

4.1.2 Rate Quotations.

The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.1.3 Change in Fees or Interest Rates.

If the Applicable Margin is increased or reduced with respect to any period for which the Borrower has already paid interest, the Agent shall recalculate the interest due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Agent of such increase or decrease, give the Borrower and the Lenders notice of such recalculation.

4.1.3.1 Any additional interest due from the Borrower shall be paid to the Agent for the account of the Lenders on the next date on which an interest payment is due; provided, however, that if there are no Loans outstanding or if no Loans are due and payable, such additional interest shall be paid promptly after receipt of written request for payment from the Agent.

4.1.3.2 Any interest refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest due date or, if the Loans have been repaid and the Lenders are no longer committed to lend under this Agreement, the Lenders shall pay the Agent for the account of the Borrower such interest refund not later than five (5) Business Days after written notice from the Agent to the Lenders.

4.2 Interest Periods.

At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche.

Each Borrowing Tranche of LIBOR Rate Loans shall be in integral multiples of $50,000 and not less than $5,000,000.

4.2.2 Renewals.

In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Agent or upon written demand by the Required Lenders to the Agent.

4.3.1 Interest Rate.

The rate of interest for each Loan otherwise applicable pursuant to Section 4.1 [Interest Rate Options] shall be increased by 2.0% per annum.

4.3.2 Other Obligations.

Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

4.3.3 Acknowledgment.

The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable.

If on any date on which a LIBOR Rate would otherwise be determined, the Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then, in any case under clause (i) or clause (ii) of this Section 4.4.1, the Agent shall have the rights specified in Section 4.4.3.

4.4.2 Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then, in any case under clause (i), clause (ii) or clause (iii) of this Section 4.4.2, the Agent and such Lender, as the case may be, shall have the rights specified in Section 4.4.3.

4.4.3 Agent’s and Lender’s Rights.

In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Lender shall have later notified the Agent, of the Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.8 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments.

All payments and prepayments to be made in respect of principal, interest, Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, in each case on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Agent, the Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Lenders. The Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2 Pro Rata Treatment of Lenders.

Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, or other fees (except for the Agent’s Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender or a Delinquent Lender, and except as in Section 4.4.3 [Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Lender] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender.

5.3 Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period and, if applicable, thereafter on the first Business Day after the end of each third month during such period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.4 Voluntary Prepayments.

5.4.1 Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as set forth in the proviso below and except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

(i) at any time with respect to any Loan to which the Base Rate Option applies,

(ii) on the last day of the applicable Interest Period with respect to Loans to which a LIBOR Rate Option applies, and

(iii) on the date specified in a notice by any Lender pursuant to Section 4.4 [LIBOR Rate Unascertainable, Etc.] with respect to any Loan to which a LIBOR Rate Option applies;

provided, however, that notwithstanding the foregoing to the contrary, in the event any such prepayment is made, the Borrower shall also pay the Agent, for the ratable benefit of the Lenders, a prepayment fee equal to (A) one-half percent (0.5%) of the principal amount so prepaid if such prepayment is made before April 9, 2011, and (B) one-quarter percent (0.25%) of the principal amount so prepaid if such prepayment is made on or after April 9, 2011 but before April 9, 2012.

Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

(x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(y) a statement indicating the application of the prepayment among Borrowing Tranches; and

(z) the total principal amount of such prepayment, which shall not be less than $1,000,000 for any Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Agent’s and Lender’s rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied after giving effect to the allocations in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.8 [Indemnity].

5.4.2 Replacement of a Lender.

In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.] or Section 5.6.15.6 [Additional Compensation in Certain Circumstances], or requires the Borrower to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.7 [Taxes], (ii) does not fund any Loans because the making of such Loans would contravene any Law applicable to such Lender, (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.11 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Agent the assignment fee specified in Section 11.11 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.8 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.6.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.7 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.4.3 Change of Lending Office.

Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.] or 5.6.1 [Increased Costs, Etc.] with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Lender provided in this Agreement.

5.5 Intentionally Omitted.

5.6 Additional Compensation in Certain Circumstances.

5.6.1 Increased Costs Generally.

If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.7 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender, or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

5.6.2 Capital Requirements.

If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

5.6.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 5.6.1 [Increased Costs Generally] or 5.6.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.6.4 Delay in Requests.

Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.7 Taxes.

5.7.1 Payments Free of Taxes.

Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

5.7.2 Payment of Other Taxes by the Borrower.

Without limiting the provisions of Section 5.7.1 [Payments Free of Taxes] above, the Borrower shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.7.3 Indemnification by the Borrower.

The Borrower shall indemnify the Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.7.4 Evidence of Payments.

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to an Official Body, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

5.7.5 Status of Lenders.

Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of a such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations. Further, the Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code , (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code , or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made, or

(v) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

5.8 Indemnity.

In addition to the compensation or payments required by Section 5.6.1 [Increased Costs Generally] or Section 5.7 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a LIBOR Rate Option) which such Lender sustains or incurs as a consequence of any

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

(iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.9 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Ratable Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.9 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.9 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails at any time to comply with the provisions of this Section 5.9 with respect to purchasing participations from the other Lenders whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as each such delinquency and all of its obligations hereunder are satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of or relating to outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective Ratable Share of all outstanding Loans and other unpaid Obligations of any of the Loan Parties. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and other unpaid Obligations of any of the Loan Parties to the nondelinquent Lenders, the Lenders’ respective Ratable Share of all outstanding Loans and unpaid Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

5.10 Presumptions by Agent.

Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties.

The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification.

Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in its jurisdiction of organization and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

6.1.2 Subsidiaries.

Schedule 6.1.2 states the name of each of the Loan Parties and their Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2. Other than Foreign Subsidiaries, Regulated Subsidiaries and Subsidiaries which are not, directly or indirectly, wholly owned by the Borrower, all Subsidiaries of the Borrower on the Closing Date are Guarantors under the Guaranty Agreement.

6.1.3 Power and Authority.

Each Loan Party and each Subsidiary of a Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4 Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party or any Subsidiary of any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party or Subsidiary on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party or Subsidiary which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party or Subsidiary in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.1.5 No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party or any Subsidiary of any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or Subsidiary or (ii) any Law, any material agreement or instrument or any order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries.

6.1.6 Litigation.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate is reasonably likely to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

6.1.7 Title to Properties.

Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. The tangible and intangible personal property relating to facilities and computers of the Loan Parties and their Subsidiaries (including the leases, computer software and aircraft) are held by one or more wholly owned Guarantors. All leases of property by the Loan Parties and their Subsidiaries are in full force and effect.

6.1.8 Financial Statements.

The Borrower has delivered to the Agent copies of the audited consolidated financial statements for the Borrower and its Consolidated Subsidiaries for fiscal year 2009 (the “Audited Statements”). The Audited Statements are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as of their dates and the consolidated results of operations for the fiscal period then ended and have been prepared in accordance with GAAP consistently applied. None of the Borrower or its Consolidated Subsidiaries has any significant liabilities, contingent or otherwise, or material forward or long-term commitments that are not disclosed in the Audited Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any of the Borrower or its Consolidated Subsidiaries which may cause a Material Adverse Change. Since December 31, 2009, there has been no Material Adverse Change.

6.1.9 Use of Proceeds; Margin Stock.

6.1.9.1 General.

The Loan Parties intend to use the proceeds of the Loans in accordance with Section 3.4 [Use of Proceeds].

6.1.9.2 Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.10 Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.11 Taxes.

All federal and all material state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.12 Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party or any Subsidiary of any Loan Party, except for consents which shall have been obtained on prior to the Closing Date.

6.1.13 No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

6.1.14 Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

6.1.15 Insurance.

All insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

6.1.16 Compliance with Laws.

The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

6.1.17 Material Contracts; Burdensome Restrictions.

All contracts related to or governing any Indebtedness of any Loan Party and all other material contracts relating to the business operations of each Loan Party and each Subsidiary of each Loan Party are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties’ knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

6.1.18 Investment Companies; Regulated Entities.

None of the Loan Parties or any Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” Each Fund that constitutes an “investment company” is in compliance in all material respects with all requirements applicable to an “investment company” under the Investment Company Act. None of the Loan Parties is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.19 Plans and Benefit Arrangements.

(i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

(ii) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

(iii) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

6.1.20 Employment Matters.

Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

6.1.21 Environmental Matters.

None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint, including but not limited to those from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior owner, operator or occupant of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. or any analogous state or local Law, and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party’s knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party’s knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Required Environmental Permits.

6.1.22 Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

6.1.23 Anti-Terrorism Laws.

6.1.23.1 General.

None of the Loan Parties nor or any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.1.23.2 Executive Order No. 13224.

None of the Loan Parties, nor or any Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a person or entity who is affiliated or associated with a person or entity listed above.

No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

6.1.24 Existing Business.

The Loan Parties and their Subsidiaries are currently engaged in the business of providing investment advisory, administration, distribution and other services to Funds.

7. CONDITIONS OF LENDING

The obligation of each Lender to make Loans is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

7.1 First Loans.

On the Closing Date:

7.1.1 Officer’s Certificate.

The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower, to each such effect.

7.1.2 Secretary’s Certificate.

There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) all action taken by each Loan Party and each Subsidiary of each Loan Party in connection with this Agreement and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party and each Subsidiary of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized.

7.1.3 Delivery of Loan Documents.

The Guaranty Agreement and the Notes shall have been duly executed and delivered to the Agent for the benefit of the Lenders.

7.1.4 Opinion of Counsel.

There shall be delivered to the Agent for the benefit of each Lender a written opinion of (a) K&L Gates LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent) and (b) in-house counsel to the Loan Parties, each dated the Closing Date and in form and substance satisfactory to the Agent and its counsel and together such opinions shall address:

(i) the matters set forth in Exhibit 7.1.4; and

(ii) such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

7.1.5 Legal Details.

All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

7.1.6 Payment of Fees.

The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Lenders to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Lenders are entitled to be reimbursed.

7.1.7 Consents.

All material consents required to effectuate the transactions contemplated hereby shall have been obtained.

7.1.8 Officer’s Certificate Regarding MACs.

Since December 31, 2009, no Material Adverse Change shall have occurred; and there shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower to each such effect.

7.1.9 No Violation of Laws.

The making of the Loans shall not contravene any Law applicable to any Loan Party or any of the Lenders.

7.1.10 No Actions or Proceedings.

No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.2 Each Additional Loan.

At the time of making any Loans other than Loans made on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request.

7.3 Amendment and Restatement.

This Agreement amends and restates the Prior Credit Agreement. The Commitments of the Lenders under this Agreement replace the commitments of the banks under the Prior Credit Agreement. From and after the Closing Date, (i) the commitments of the banks under the Prior Credit Agreement no longer constitute a separate obligation of such banks, and the Borrower hereby terminates commitments of banks under the Prior Credit Agreement which are not parties to this Agreement, (ii) the Commitment of each Lender party to this Agreement shall be as set forth on Schedule 1.1(A), and (iii) the loans under the Prior Credit Agreement will be refinanced by the Lenders with the Loans under this Agreement.

8. COVENANTS

8.1 Affirmative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties’ other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1 Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7 [Dispositions of Assets or Subsidiaries].

8.1.2 Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

8.1.3 Maintenance of Insurance.

The Loan Parties shall maintain and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. The Loan Parties shall cause, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Agent, Agent, for the benefit of Agent and Lenders, to be named as additional insured in the case of all liability insurance.

8.1.4 Maintenance of Properties and Leases.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5 Maintenance of Patents, Trademarks, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6 Visitation Rights.

Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such reasonable detail and at such reasonable times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

8.1.7 Keeping of Records and Books of Account.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8 Plans and Benefit Arrangements.

The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

8.1.9 Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

8.1.10 [Intentionally Omitted.]

8.1.11 New Subsidiaries.

The Loan Parties shall cause each Subsidiary created or acquired by any of the Loan Parties after the date hereof, other than Foreign Subsidiaries, Regulated Subsidiaries or Subsidiaries which are not, directly or indirectly, wholly owned by the Borrower, as soon as practical and, in any event within thirty (30) days after so created or acquired, to enter into this Agreement and the Guaranty Agreement and shall cause to be delivered a legal opinion of such in-house counsel reasonably acceptable to the Agent and its counsel in form and substance satisfactory to the Agent and its counsel as to the matters set forth on Exhibit 1.1(L).

8.1.12 [Intentionally Omitted.]

8.1.13 Anti-Terrorism Laws.

The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to Lenders any certification or other evidence as reasonably requested from time to time by any Lender in its sole discretion, confirming Borrower’s compliance with this Section 8.1.13.

8.2 Negative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties’ other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

8.2.1 Indebtedness.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness pursuant to capitalized leases made under usual and customary terms in the ordinary course of business and Indebtedness secured solely by Purchase Money Security Interests not exceeding in the case of any Indebtedness under this clause (ii) at any one time in the aggregate $50,000,000;

(iii) existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof, provided there is no increase in the principal amount thereof as of the Closing Date unless otherwise specified on Schedule 8.2.1);

(iv) any short-term Indebtedness under securities clearing arrangements secured by or for which marketable securities and related cash balances with customary loan-to-value ratios are available to repay such Indebtedness;

(v) Indebtedness of a Loan Party or any Subsidiary of any Loan Party to another Loan Party or any Subsidiary of any Loan Party;

(vi) any Lender Provided Interest Rate Hedge; provided, however, that the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge only for hedging (rather than speculative) purposes; and

(vii) unsecured Indebtedness so long as after giving effect to such Indebtedness the Loan Parties remain in pro forma compliance with the financial covenants contained in Sections 8.2.14 and 8.2.15.

8.2.2 Liens.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3 Guaranties.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties and the Subsidiaries of the Loan Parties permitted under Section 8.2.1, (ii) the guarantee by the Loan Parties of obligations of other Loan Parties (other than any Subsidiary which is not wholly owned) to third parties, which obligations are incurred in the ordinary course of such Loan Parties’ and the Subsidiaries’ business consistent with industry practice and not otherwise forbidden by this Agreement; provided that, except for Limited Investments, in no event shall the Loan Party or any Subsidiary of any Loan Party become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of the Special Purpose Subsidiaries, and (iii) the guarantee by the Loan Parties of Indebtedness of Subsidiaries which are not wholly owned by a Loan Party or Indebtedness of other Persons provided that the aggregate amount of Indebtedness that is guaranteed by all of the Loan Parties pursuant to this clause (iii) shall not exceed, at any one time, $25,000,000.

8.2.4 [Intentionally Omitted.]

8.2.5 [Intentionally Omitted.]

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

(i) any Guarantor may liquidate into, merge or consolidate with a wholly owned Subsidiary that is a Guarantor (other than the Borrower) and any wholly owned Subsidiary which is not a Guarantor may liquidate into, merge or consolidate with a wholly owned Subsidiary (so long as if the entity into which any wholly owned Subsidiary which is not a Guarantor is liquidating, merging or consolidating is a Guarantor, it continues to be a Guarantor after the liquidation, merger or consolidation); and

(ii) the Borrower or a Consolidated Subsidiary may effect an acquisition of the capital stock or assets (tangible or intangible) of another person or persons, so long as (A) such person is a company which engages in the mutual fund, investment advisory, retirement plan servicing or financial services business or a business related or ancillary to any of the foregoing, (B) if such person is a public company, the acquisition is not hostile and (C) after giving effect to such acquisition, no Event of Default or Potential Default shall exist or be continuing and, with respect to acquisitions in which the Consideration is greater than $25,000,000, five (5) days before the consummation of such acquisition, the Borrower shall have provided to the Agent and the Lenders pro forma financial statements for the Borrower and the Consolidated Subsidiaries, after giving effect to such acquisition, demonstrating such compliance.

The parties expressly acknowledge that Section 8.2.6 does not restrict the acquisition of assets by a Fund in the ordinary course of business where no liabilities are assumed by the Fund and the acquisition price consists of trailer payments based on average net assets in the Fund from time to time but in no event more than the Fund Fees received by any of the Loan Parties and their Subsidiaries and such fees are paid out of the Fund itself or by any of the Loan Parties and their Subsidiaries in accordance with normal business practices.

8.2.7 Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i) any sale, transfer or lease of assets by the Borrower or any wholly owned Subsidiary to the Borrower or any other wholly owned Subsidiary that is a Guarantor and any sale or transfer of Designated Assets by a Subsidiary of the Borrower to another Subsidiary of the Borrower followed by an immediate transfer to a Special Purpose Subsidiary, in connection with a securitization or other receivables sale transaction so long as such transaction is non-recourse to any of the Loan Parties or any Special Purpose Subsidiary (except for customary recourse provisions, including recourse to the Designated Assets being sold or transferred);

(ii) any sale, transfer or lease of assets which are no longer necessary or required in the conduct of the Borrower’s or any Subsidiary’s business;

(iii) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets; and

(iv) any sale or transfer of all of the capital stock or substantially all of the assets of one or more Subsidiaries of the Borrower so long as, in any fiscal year, (A) the assets of such sold or transferred Subsidiaries do not exceed 5% of the total assets of the Borrower and the Consolidated Subsidiaries and (B) no more than 5% of Consolidated EBITDA is attributable to such sold or transferred Subsidiaries, in the case of clause (A), determined as of the most recent fiscal quarter ending prior to such disposition and, in the case of clause (B), determined as of the most recent four (4) fiscal quarters ending prior to such disposition.

The Agent is expressly authorized by the Lenders to release any Guarantor from the Guaranty Agreement if (A) its capital stock or substantially all of the assets are sold or transferred in accordance with Section 8.2.7(iv) above or (B) it is liquidated in accordance with Section 8.2.6(i).

8.2.8 Affiliate Transactions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

8.2.9 Continuation of or Change in Business.

The enterprises represented by the Loan Parties and their Subsidiaries taken as a whole shall continue to engage in their respective businesses substantially as conducted and operated by the Loan Parties and their Subsidiaries during the present fiscal year, and the Borrower shall not permit any material change in such businesses (i.e., the mutual fund, investment advisory, retirement plan servicing and financial services business, and the business of Federated Bank, as such businesses exist on the date hereof or may exist in the future), either directly or indirectly (including by means of loans and investments), and any change must be in accordance with all applicable Law (including the Investment Company Act); provided, that

(i) the only activities in which the Special Purpose Subsidiaries shall be permitted to engage are to finance broker commissions with respect to the sale of proprietary or private label mutual funds administered or distributed by the Loan Parties and to hold stock of other Special Purpose Subsidiaries, provided further (A) the Special Purpose Subsidiaries shall not enter into any agreements which permit any cross-defaults with any of the Loan Documents and (B) the Limited Investments in the Special Purpose Subsidiaries by the Loan Parties are not greater than $500,000 in the aggregate; and provided further (ii) the Borrower, FII Holdings, Inc. and Federated Services Company shall not become registered as investment advisers or broker-dealers. Notwithstanding the foregoing, nothing contained herein shall serve to limit the ability of any Loan Party or any Subsidiary of any Loan Party to change the principal location of its business.

8.2.10 Plans and Benefit Arrangements.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA.

8.2.11 Fiscal Year; Accounting Methods.

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, (i) change its fiscal year from the twelve-month period beginning January 1 and ending December 31 or (ii) change from the accrual method of accounting.

8.2.12 No Restriction on Dividends.

The Borrower shall not permit there to be any restriction on the dividends payable by its Subsidiaries except as otherwise required by Law, the Revolving Credit Agreement or this Agreement.

8.2.13 Change in Ownership.

The Borrower shall not permit any change in the ownership of the Class A Shares except transfers of the Class A Shares may be made among the officers, directors and employees of the Loan Parties and their respective families and affiliates.

8.2.14 Maximum Leverage Ratio.

The Loan Parties shall not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 2.50 to 1.00.

8.2.15 Minimum Interest Coverage Ratio.

The Loan Parties shall not permit the ratio of Consolidated EBITDA to consolidated interest expense for the four (4) fiscal quarters then ended of the Borrower and its Consolidated Subsidiaries, calculated as of the end of any fiscal quarter, to be less than 4.0 to 1.0.

8.3 Reporting Requirements.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties’ other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements.

As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

8.3.3 Certificate of the Borrower.

Concurrently with the financial statements of the Borrower furnished to the Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower, in the form of Exhibit 8.3.3, to the effect that, except as described pursuant to Section 8.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

8.3.4 Notice of Default.

Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

8.3.5 Notice of Litigation.

Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party or any of the Funds which involve a claim or series of claims in excess of $25,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.6 Certain Events.

Written notice to the Agent of (i) any sale or other transfer of assets as permitted under subsections (i), (ii), (iii) or (iv) of Section 8.2.7, (ii) any merger, acquisition, consolidation or liquidation permitted under Section 8.2.6, (iii) the creation or acquisition of any new Subsidiaries or investment in any other corporate entity, such notice to be delivered to the Agent within five (5) Business Days after occurrence of such event or consummation of such transaction(s), and in the case of the creation or acquisition of a new Subsidiary or investment in any other corporate entity, accompanied by the items specified in Section 8.1 to be delivered within thirty (30) calendar days after the creation or acquisition of a new Subsidiary or investment in any other corporate entity. Written notice to the Agent of any sale or other transfer of assets as permitted under Section 8.2.7(i) shall be given on a quarterly basis at the same time that quarterly financial statements are required to be delivered under Section 8.3.1.

8.3.7 Other Notices, Reports and Information.

Promptly upon their becoming available to the Borrower, (i) any material and adverse reports including management letters submitted to any of the Loan Parties by independent accountants in connection with any annual, interim or special audit, (ii) any reports or notices distributed by any of the Loan Parties to its shareholders and not filed with the Securities and Exchange Commission, on a date no later than the date supplied to the shareholders, (iii) upon request, periodic reports filed by any of the Loan Parties with the Securities and Exchange Commission, (iv) periodic reports of examination by the Securities and Exchange Commission or the National Association of Securities Dealers, Inc. of any of the Loan Parties which could reasonably be expected to result in a Material Adverse Change and any responses thereto, (v) any Revenue Agent’s Report and accompanying Statement of Income Tax Examination Changes and any notice of assessment or deficiency by the IRS which could reasonably be expected to result in a Material Adverse Change, and (vi) such other reports and information as the Lenders may from time to time reasonably request. The Borrower shall also notify the Lenders promptly of the enactment of any legislation or adoption of any Law which may result in a Material Adverse Change.

8.3.8 Notices Regarding Plans and Benefit Arrangements.

8.3.8.1 Certain Events.

Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

(i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

(ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

(iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

(iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

(v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

(vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

(vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

(viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

(ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

8.3.8.2 Notices of Involuntary Termination and Annual Reports.

Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC’s intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

8.3.8.3 Notice of Voluntary Termination.

Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.3.9 Notices Regarding Special Purpose Subsidiaries.

Within five (5) Business Days after the creation of any new Special Purpose Subsidiary, the Borrower shall provide written notice to the Agent of the creation of any new Special Purpose Subsidiary, accompanied by the declaration of trust, certificate or articles of incorporation, bylaws or other organizational documents of the new Special Purpose Subsidiary.

8.3.10 Notice of Change in Debt Rating.

Within two (2) Business Days after either Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. announces a change in the rating of the Borrower’s senior unsecured long-term debt or long-term counterparty credit, notice of such change. The Borrower will deliver together with such notice a copy of any written notification which the Borrower received from the applicable rating agency regarding such change in such rating.

9. DEFAULT

9.1 Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents.

The Borrower shall (i) fail to pay any principal of any Loan when due or (ii) shall fail to pay any interest on any Loan or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2 Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Breach of Certain Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 8.2.6, 8.2.7, 8.2.9, 8.2.13, 8.2.14 or 8.2.15.

9.1.4 Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant, condition or provision hereof or of any other Loan Document (other than as specifically set forth in any other subsection of this Section 9.1) and such default shall continue unremedied for a period of fifteen (15) Business Days after any of the Loan Parties becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of any of the Loan Parties as determined by the Agent in its sole discretion).

9.1.5 Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $25,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.6 Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.7 Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8 Proceedings Against Assets.

Any of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.9 Notice of Lien or Assessment.

A notice of Lien or assessment in excess of $25,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties’ or any of their Subsidiaries’ assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

9.1.10 Insolvency.

Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

9.1.11 Events Relating to Plans and Benefit Arrangements.

Any of the following occurs: (i) any Reportable Event that the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower’s liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or

any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

9.1.12 Cessation of Business.

Any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

9.1.13 Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.14 Voluntary Proceedings.

Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property (other than voluntary liquidations permitted under Section 8.2.6) or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 9.1.1 through 9.1.12 shall occur and be continuing, the Lenders and the Agent shall be under no further obligation, if any, to make Loans, and the Agent may, and upon the request of the Required Lenders, shall by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees, including without limitation, the prepayment fee, if applicable under Section 5.4.1 [Right to Prepay], and all other Obligations of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.13 [Involuntary Proceedings] or 9.1.14 [Voluntary Proceedings] shall occur, the Lenders shall be under no further obligations, if any, to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees, including without limitation, the prepayment fee, if applicable under Section 5.4.1 [Right to Prepay], and all other Obligations of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off.

If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 5.9 [Sharing of Payments by Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Lender or the Agent; and

9.2.4 Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Lender; and

9.2.5 Application of Proceeds; Collateral Sharing.

9.2.5.1 Application of Proceeds.

From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from the exercise of any other remedy by the Agent, shall be applied as follows:

(i) first, to reimburse the Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Agent or the Lenders in connection with the collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

(iii) the balance, if any, as required by Law.

9.2.6 Other Rights and Remedies.

In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.

10. THE AGENT

10.1 Appointment and Authority.

Each of the Lenders hereby irrevocably appoints PNC Bank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10.1 are solely for the benefit of the Agent, the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the

Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Agent by the Borrower or a Lender.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4 Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.6 Resignation of Agent.

The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Upon the appointment of a successor Agent hereunder, such successor shall succeed to all of the rights, powers, privileges and duties of PNC Bank as the Agent and PNC Bank shall be discharged from all of its respective duties and obligations as Agent under the Loan Documents.

10.7 Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Agent, Lenders or the Lead Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the Lead Arranger hereunder.

10.9 Agent’s Fee.

The Borrower shall pay to the Agent a nonrefundable fee (the “Agent’s Fee”) under the terms of a letter (the “Agent’s Letter”) between the Borrower and Agent, as amended from time to time.

10.10 Authorization to Release Guarantors.

The Lenders authorize the Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment.

Increase the amount of the Term Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan, or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Loan or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Guarantor.

Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous.

Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or 5.9 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent may be made without the written consent of the Agent, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.4.2 [Replacement of a Lender].

11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses.

The Borrower shall pay (i) all out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of any outside counsel for the Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) all reasonable out-of-pocket expenses of the Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2 Indemnification by the Borrower.

The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

11.3.3 Reimbursement by Lenders.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc.

To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments.

All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the LIBOR Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Funding by Branch, Subsidiary or Affiliate.

11.5.1 Notional Funding.

Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the LIBOR Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender’s actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

11.5.2 Actual Funding.

Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 11.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender’s use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

11.6 Notices; Effectiveness; Electronic Communication.

11.6.1 Notices Generally.

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.6.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.6.2 [Electronic Communications], shall be effective as provided in such Section.

11.6.2 Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.6.3 Change of Address, Etc.

Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.7 Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.8 Governing Law.

This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

11.9 Prior Understanding.

This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

11.10 Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of Loans, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, and Sections 5 [Payments] and 11.3 [Expenses; Indemnity; Damage Waiver], shall survive payment in full of the Loans and termination of the Commitments.

11.11 Successors and Assigns.

11.11.1 Successors and Assigns Generally.

The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.11.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.11.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.11.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.11.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.11.2 Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its

Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(a) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b) in any case not described in clause (i)(A) of this Section 11.11.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Agent (which shall not be unreasonably withheld or delayed), and the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; and

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire provided by the Agent.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Agent pursuant to Section 11.11.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.6 [Additional Compensation in Certain Circumstances], and 11.3 [Expenses; Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.11.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11.4 [Participations].

11.11.3 Register.

The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.11.4 Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Guarantor]). Subject to Section 11.11.5 [Limitations upon Participant Rights Successors and Assigns Generally], the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.6 [Additional Compensation in Certain Circumstances] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.11.2 [Assignments by Lenders]. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 5.9 [Sharing of Payments by Lenders] as though it were a Lender.

11.11.5 Limitations upon Participant Rights Successors and Assigns Generally.

A Participant shall not be entitled to receive any greater payment under Sections 5.6 [Additional Compensation in Certain Circumstances], 5.7 [Taxes] or 11.3 [Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.7 [Taxes] unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.7.5 [Status of Lenders] as though it were a Lender.

11.11.6 Certain Pledges; Successors and Assigns Generally.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.12 Confidentiality.

11.12.1 General.

The Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to information and instructions to, or any agreement (whether written, oral or otherwise implied by Law) of, such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, and prospective assignees and participants, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower (if legally permitted), as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

11.12.2 Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and, notwithstanding the use restriction contained in the first sentence of Section 11.12.1, each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

11.13 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending], this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.14 Agent’s or Lender’s Consent.

Whenever the Agent’s or any Lender’s consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

11.15 Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

11.16.1 SUBMISSION TO JURISDICTION.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.16.2 WAIVER OF VENUE.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.16. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.16.3 SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.6 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.16.4 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17 Certifications From Lenders and Participants.

11.17.1 [Intentionally Omitted.]

11.17.2 USA Patriot Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

(b) Each Lender that is subject to the USA Patriot Act and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.

11.18 Joinder of Parties to Loan Documents.

Any Subsidiary of the Borrower which is required to join the Loan Documents as a party pursuant to Section 8.1.11 shall execute and deliver to the Agent (i) a Loan Document Joinder in substantially the form attached hereto as Exhibit 1.1(L) pursuant to which it shall join as a party each of the documents to which it is required to join pursuant to Section 8.1.11 and

(ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Loan Document Joinder and related documents to the Agent within five (5) Business Days after the date of acquisition or creation of a new Subsidiary; the date of creation of a new Subsidiary shall be the date of the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

FEDERATED INVESTORS, INC.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

GUARANTORS:

FEDERATED ADMINISTRATIVE SERVICES

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Senior Vice President

FEDERATED ADMINISTRATIVE SERVICES, INC.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Senior Vice President

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

[SIGNATURE PAGE 2 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

FEDERATED INVESTORS MANAGEMENT COMPANY

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Senior Vice President

FEDERATED INVESTMENT COUNSELING

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

FEDERATED SERVICES COMPANY

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Senior Vice President

FEDERATED SHAREHOLDER SERVICES COMPANY

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	President

[SIGNATURE PAGE 3 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

FII HOLDINGS, INC.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Vice President

FEDERATED PRIVATE ASSET MANAGEMENT, INC.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Treasurer

RETIREMENT PLAN SERVICE COMPANY OF AMERICA

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

FEDERATED ADVISORY SERVICES COMPANY

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Assistant Treasurer

[SIGNATURE PAGE 4 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

FEDERATED MDTA TRUST

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Treasurer

HBSS ACQUISITION CO.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Treasurer

FEDERATED MDTA LLC

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Treasurer

SOUTHPOINTE DISTRIBUTION SERVICES INC.

By:	/s/ Denis McAuley III
Name:	Denis McAuley III
Title:	Treasurer

[SIGNATURE PAGE 5 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

AGENT:

PNC BANK, NATIONAL ASSOCIATION, individually, as successor to National City Bank and as Agent

By:	/s/ Cara Gentile
Name:	Cara Gentile
Title:	Vice President

[SIGNATURE PAGE 6 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDERS:

CITIBANK, N.A.

By:	/s/ Dane Graham
Name:	Dane Graham
Title:	Vice President

[SIGNATURE PAGE 7 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, NA

By:	/s/ Menna Cunningham
Name:	Menna Cunningham
Title:	Assistant Vice President

[SIGNATURE PAGE 8 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

HUNTINGTON NATIONAL BANK

By:	/s/ Chad A. Lowe
Name:	Chad A. Lowe
Title:	Asst. Vice President

[SIGNATURE PAGE 9 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Charles A. Garrity
Name:	Charles A. Garrity
Title:	Vice President

[SIGNATURE PAGE 10 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Euclid B. Noble
Name:	Euclid B. Noble
Title:	Vice President

[SIGNATURE PAGE 11 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathleen Bowers
Name:	Kathleen Bowers
Title:	Director

By:	/s/ Michael Campites
Name:	Michael Campites
Title:	Vice President

[SIGNATURE PAGE 12 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

[SIGNATURE PAGE 13 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

[SIGNATURE PAGE 14 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

UMB BANK, N.A.

By:	/s/ David A. Proffitt
Name:	David A. Proffitt
Title:	Senior Vice President

[SIGNATURE PAGE 15 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE BANK OF NEW YORK MELLON

By:	/s/ Paulette Truman
Name:	Paulette Truman
Title:	Vice President

[SIGNATURE PAGE 16 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

SCOTIABANC INC.

By:	/s/ H. Thind
Name:	H. Thind
Title:	Director

[SIGNATURE PAGE 17 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.

By:	/s/ Thomas W. Doddridge
Name:	Thomas W. Doddridge
Title:	Senior Vice President

[SIGNATURE PAGE 18 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST NIAGARA BANK

By:	/s/ Ken Jamison
Name:	Ken Jamison
Title:	Vice President

[SIGNATURE PAGE 19 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRSTMERIT BANK, N.A.

By:	/s/ Robert G. Morlan
Name:	Robert G. Morlan
Title:	Senior Vice President

[SIGNATURE PAGE 20 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

TRISTATE CAPITAL BANK

By:	/s/ Paul J. Oris
Name:	Paul J. Oris
Title:	Senior Vice President

[SIGNATURE PAGE 21 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

HUA NAN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Oliver C. H. Hus
Name:	Oliver C. H. Hus
Title:	V.P. & General Manager

[SIGNATURE PAGE 22 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF TAIWAN, LOS ANGELES BRANCH

By:	/s/ Chwan-Ming Ho
Name:	Chwan-Ming Ho
Title:	V.P. & General Manager

[SIGNATURE PAGE 23 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

TAIWAN BUSINESS BANK

By:	/s/ Sandy Chen
Name:	Sandy Chen
Title:	Deputy General Manager

[SIGNATURE PAGE 24 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

LAND BANK OF TAIWAN – LOS ANGELES BRANCH

By:	/s/ Roger J. F. Chien
Name:	Roger J. F. Chien
Title:	General Manager

[SIGNATURE PAGE 25 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Curtis Chu
Name:	Curtis Chu
Title:	Assistant Vice President and Manager

[SIGNATURE PAGE 26 OF 26 TO AMENDED AND RESTATED CREDIT AGREEMENT]

WASHINGTON FINANCIAL BANK

By:	/s/ Anthony M. Cardone
Name:	Anthony M. Cardone
Title:	Vice President

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share
Lender Name (also Agent): PNC Bank, National Association Address for Notices: 1600 Market Street Philadelphia, PA 19103 Attention: Cara Gentile Telephone:(215) 585-6968 Telecopy:(215) 585-7669 Email: cara.gentile@pnc.com	$60,000,000	14.117647059%

Address of Lending Office: PNC Firstside Center 500 First Avenue, 3rd Floor Pittsburgh, PA 15219 Attention: Rini Davis Telephone:(412) 762-7638 Telecopy:(412) 705-2006 Email: rini.davis@pnc.com

Citibank, N.A. Address for Notices: 388 Greenwich Street New York, NY 10013 Attention: Dane Graham Telephone:(212) 816-8219 Telecopy:(646) 291-5042 Email: dane.graham@citi.com	$45,000,000	10.588235294%

Address of Lending Office: [2 Penns Way, Suite 110 New Castle, DE 19720] Attention: Alisa Adams Telephone:(302) 894-6111 Telecopy:(212) 994-0847 Email: alisa.adams@citi.com

SCHEDULE 1.1(A) - 1

Huntington National Bank Address for Notices: 336 Fourth Avenue Pittsburgh, PA 15222 Attention: Chris Kohler Telephone:(412) 227-6496 Email: chris.kohler@huntington.com	$35,000,000	8.235294118%

Address of Lending Office: 41 South High Street Columbus, OH 43215 Attention: Debbie Cabungcal Telephone:(614) 480-1283 Telecopy:(614) 480-2249 Email: debbie.cabungcal@huntington.com

State Street Bank and Trust Company Address for Notices: 100 Huntington Avenue Tower 2, 4th Floor Boston, MA 02206 Attention: James H. Reichert Telephone:(617) 937-8831 Telecopy:(617) 937-8889 Email: jhreichert@statestreet.com	$30,000,000	7.058823529%

Address of Lending Office: 100 Huntington Avenue Tower 2, 4th Floor Boston, MA 02206 Attention: Eola Romano Telephone:(617) 937-8807 Telecopy:(617) 988-6677 Email: earomano@statestreet.com

Citizens Bank of Pennsylvania Address for Notices: 525 William Penn Place Pittsburgh, PA 15219 Attention: Euclid Noble Telephone:(412) 867-3981 Telecopy:(412) 552-6307 Email: euclid.b.noble@rbscitizens.com	$30,000,000	7.058823529%

Address of Lending Office: 20 Cabot Road Medford, MA 02155 Attention: Dakota Hodgdon Telephone:(781) 655-4402 Telecopy:(781) 655-4050 Email: dakota.hodgdon@ rbscitizens.com

SCHEDULE 1.1(A) - 2

Deutsche Bank AG New York Branch Address for Notices: 60 Wall Street New York, NY 10005 Attention: Kathleen Bowers Telephone:(212) 250-2216 Telecopy:(212) 797-0270 Email: kathleen.bowers@db.com	$30,000,000	7.058823529%

Address of Lending Office: 5022 Gate Parkway, Suite 200 Jacksonville FL 32256 Attention: Casey Farmer Telephone: 904-527-6537 Telecopy: 866-240-3622 Email: casey.farmer@db.com

Fifth Third Bank Address for Notices: 600 Superior Avenue East Cleveland, OH 44114 Attention: Marty McGinty Telephone:(216) 274-5098 Telecopy:(216) 274-5617 Email: marty.mcginty@53.com	$30,000,000	7.058823529%

Address of Lending Office: 5050 Kingsley Drive Cincinnati, OH 45263 Attention: Lytonya Mitchell Telephone:(513) 358-3097 Telecopy:(513) 358-3444 Email: lytonya.mitchell@53.com

Toronto Dominion (New York) LLC Address for Notices: 77 King Street West, 18th Floor Toronto, Ontario M5K 1A2 Attention: Brian Pirotta Telephone:(416) 590-4340 Telecopy:(416) 590-4335 Email: brian.pirotta@tdsecurities.com	$23,000,000	5.411764706%

Address of Lending Office: 31 West 52nd Street, 21st Floor New York, NY 10019 Attention: W. Reg Waylen Telephone:(212) 827-7564 Email: w.reg.waylen@tdsecurities.com

SCHEDULE 1.1(A) - 3

Bank of America, NA Address for Notices: One Bryant Park NY1-100-32-01 New York, NY 10036 Attention: Menna J. Cunningham Telephone: (646) 855-3540 Telecopy: (704) 719-8686 Email: menna.j.cunningham@baml.com	$22,000,000	5.176470588%

Address of Lending Office:

2001 Clayton Road

CA4-702-02-25, Building B

Concord, CA 94520

Attention: Deepti Madan

Telephone: (415) 436-4777, ext. 1378

Telecopy: (214) 209-9447

Email: deepti.madan@bankofamerica.com

UMB Bank, n.a. Address for Notices: 1010 Grand Boulevard Kansas City, MO 64106 Attention: David A. Proffitt Telephone:(816) 860-7935 Telecopy:(816) 860-7143 Email: david.proffitt@umb.com	$15,000,000	3.529411765%

Address of Lending Office: 1010 Grand Boulevard Kansas City, MO 64106 Attention: Vaughnda Ritchie Telephone: (816) 860-7019 Telecopy: (816) 860-3772 Email: vaughnda.ritchie@umb.com

The Bank of New York Mellon Address for Notices: One Wall Street New York, NY 10286 Attention: Paulette Truman Telephone: (212) 635-6407 Telecopy: (212) 809-9520 Email: paulette.truman@bnymellon.com	$15,000,000	3.529411765%

Address of Lending Office: [One Wall Street, 17th Floor New York, NY 10286] Attention: Tina Aney Telephone: (315) 765-4103 Telecopy: (315) 765-4783 Email: tina.aney@bnymellon.com

SCHEDULE 1.1(A) - 4

Scotiabanc Inc. Address for Notices: 1 Liberty Plaza, Floors 23-26 New York, NY 10006 Attention: Todd Meller Telephone: (212) 225-5096 Telecopy: (212) 225-5254 Email: todd_meller@scotiacapital.com	$15,000,000	3.529411765%

Address of Lending Office: 1 Liberty Plaza, Floors 23-26 New York, NY 10006 Attention: Kevin Yepson Telephone: (212) 225-5705 Telecopy: (212) 225-5709 Email: kevin_yepson@scotiacapital.com

Wells Fargo Bank, N.A. Address for Notices: 230 Monroe, 29th Floor, Suite 2900 Chicago, IL 60606 Attention: Thomas Doddridge Telephone: (312) 781-0722 Telecopy: (312) 845-8606 Email: thomas.w.doddridge@wellsfargo.com	$15,000,000	3.529411765%

Address of Lending Office: 1700 Lincoln Street, 5th Floor MAC C7300-059 Denver, CO 80203-4500 Attention: Katie Ayre Telephone: (303) 863-5131 Telecopy: (303) 863-2729 Email: katie.ayre@wellsfargo.com

First Niagara Bank Address for Notices: 726 Exchange Street, Suite 900 Buffalo, NY 14210 Attention: Ken Jamison Telephone: (610) 755-1614 Telecopy: (716) 819-5160 Email: ken.jamison@fnfg.com	$15,000,000	3.529411765%

Address of Lending Office: 726 Exchange Street, Suite 900 Buffalo, NY 14210 Attention: Susan Naab Telephone: (716) 819-5874 Telecopy: (716) 819-5132 Email: commercial.participations@fnfg.com

SCHEDULE 1.1(A) - 5

FirstMerit Bank, N.A. Address for Notices: 106 South Main Street Akron, OH 44308 Attention: Robert G. Morlan Telephone:(330) 996-6420 Telecopy:(330) 996-6394 Email: robert.morlan@firstmerit.com	$9,000,000	2.117647059%

Address of Lending Office: 106 South Main Street Akron, OH 44308 Attention: Brenda Knight Telephone:(330) 479-7965 Telecopy:(330) 996-6071 Email: brenda.knight@firstmerit.com

TriState Capital Bank Address for Notices: 301 Grant Street, 27th Floor Pittsburgh, PA 15219 Attention: Paul J. Oris Telephone:(412) 304-0344 Telecopy:(412) 304-0391 Email: poris@tscbank.com	$7,000,000	1.647058824%

Address of Lending Office: 301 Grant Street, 27th Floor Pittsburgh, PA 15219 Attention: Gail Thomas Telephone:(412) 304-0382 Telecopy:(412) 304-0339 Email: gthomas@tscbank.com

Hua Nan Commercial Bank, Ltd., Los Angeles Branch Address for Notices: 707 Wilshire Blvd., Suite 3100 Los Angeles, CA 90017 Attention: Howard Hung Telephone:(213) 362-6666 Telecopy:(213) 362-6617 Email: howard.hung@hncbla.com	$5,000,000	1.176470588%

Address of Lending Office: 707 Wilshire Blvd., Suite 3100 Los Angeles, CA 90017 Attention: Ivania Vallecillo Telephone:(213) 362-6666 Telecopy:(213) 362-6617

SCHEDULE 1.1(A) - 6

Bank of Taiwan, Los Angeles Branch Address for Notices: 601 S. Figueroa St., #4525 Los Angeles, CA 90017 Attention: Alice Yu Telephone: (213) 629-6600, ext. 158 Telecopy: (213) 629-6610 Email: alicey@botla.us	$5,000,000	1.176470588%

Address of Lending Office: 601 S. Figueroa St., #4525 Los Angeles, CA 90017 Attention: Rick Wang Telephone: (213) 629-6600, ext. 154 Telecopy: (213) 629-6610 Email: rickw@botla.us

Taiwan Business Bank Address for Notices: 633 W. 5th Street, Suite 2280 Los Angeles, CA 90071 Attention: Chung Lo Telephone: (213) 892-1260 Telecopy: (213) 892-1270 Email: tbblacredit@pacbell.net	$5,000,000	1.176470588%

Address of Lending Office: 633 W. 5th Street, Suite 2280 Los Angeles, CA 90071 Attention: Flora Chen Telephone: (213) 892-1260 Telecopy: (213) 892-1270 Email: tbbla_disburse@pacbell.net

Land Bank of Taiwan – Los Angeles Branch Address for Notices: 811 Wilshire Blvd., 19th Floor Los Angeles, CA 90017 Attention: Brendan Lee Telephone: (213) 532-3789 Ext. 119 Telecopy: (213) 532-3766 Email: Brendan_Lee@landbankla.com	$5,000,000	1.176470588%

Address of Lending Office: 811 Wilshire Blvd., 19th Floor Los Angeles, CA 90017 Attention: Tony Chen Telephone: (213) 532-3789 Ext. 120 Telecopy:(213) 532-3766 Email: Tony_chen@landbankla.com

SCHEDULE 1.1(A) - 7

Chang Hwa Commercial Bank Ltd., Los Angeles Branch Address for Notices: 333 South Grand Avenue, #600 Los Angeles, CA 90071 Attention: Irene Chen Telephone: (213) 620-7200, ext. 229 Telecopy: (213) 620-7227 Email: ichen@chbla.com Address of Lending Office: 333 South Grand Avenue, #600 Los Angeles, CA 90071 Attention: Noah Wang Telephone: (213) 620-7200, ext. 224 Telecopy: (213) 620-7227 Email: note@chbla.com	$5,000,000	1.176470588%

Washington Financial Bank Address for Notices: 77 South Main Street Washington, PA 15301 Attention: Anthony M. Cardone Telephone: (724) 206-1113 Telecopy: (724) 225-8642 Email: acardone@mywashingtonfinancial.com Address of Lending Office: Same as Address for Notices	$4,000,000	0.941176471%

Total	$425,000,000	100.000000000%

SCHEDULE 1.1(A) - 8

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

BORROWER AND GUARANTORS:

Name:	Federated Investors, Inc.

Address:	Federated Investors Tower
20th Floor, 1001 Liberty Avenue Pittsburgh, PA 15222 Attention: Denis McAuley III Telephone: (412) 288-7712 Telecopy: (412) 288-8687

SCHEDULE 1.1(A) - 9

SCHEDULE 1.1(P)

PERMITTED LIENS

None

SCHEDULE 6.1.2

SUBSIDIARIES

Entity Name	Jurisdiction	Owned by	No. of Outstanding Shares	% of Shares
FII Holdings, Inc.	Delaware Corporation	Federated Investors, Inc.	500	100%
HBSS Acquisition Co.	Delaware Corporation	Federated MDTA Trust	3,000	100%
Federated Advisory Services Company	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Federated Equity Management Company of Pennsylvania	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Federated Investment Management Company	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Passport Research Ltd.	Pennsylvania Limited Partnership	Federated Investment Management Company	N/A	50.5%
Federated MDTA LLC	Delaware Limited Liability Company	Federated MDTA Trust	N/A	100%
Federated Global Investment Management Corp.	Delaware Corporation	FII Holdings, Inc.	1,000	100%
Federated International Holdings BV	Netherlands Company	FII Holdings, Inc.	40,000	100%
Federated Asset Management GmbH	German Company	Federated International Holdings BV	100,000	100%
Federated International Management Limited	Ireland Company	Federated International Holdings BV	114,570	100%
Federated Investors (UK) Ltd.	English Company	Federated International Holdings BV	75,000	100%
Federated International-Europe GmbH	German Company	Federated International Holdings BV	1	100%
Federated Investment Counseling	Delaware Statutory Trust	FII Holdings, Inc.	1,000	100%
Federated Securities Corp.	Pennsylvania Corporation	FII Holdings, Inc.	17,275	100%
Federated Investors Management Company	Pennsylvania Corporation	FII Holdings, Inc.	1,000	100%
Federated Services Company	Pennsylvania Corporation	FII Holdings, Inc.	1,000	100%

Entity Name	Jurisdiction	Owned by	No. of Outstanding Shares	% of Shares
Edgewood Services, Inc.	New York Corporation	Federated Services Company	12,309	100%
Federated Shareholder Services Company	Delaware Statutory Trust	Federated Services Company	1,000	100%
Retirement Plan Service Company of America	Delaware Statutory Trust	Federated Services Company	1,000	100%
Federated Administrative Services	Delaware Statutory Trust	Federated Services Company	1,000	100%
Federated Administrative Services, Inc.	Pennsylvania Corporation	Federated Services Company	500	100%
Southpointe Distribution Services Inc.	Pennsylvania Corporation	FII Holdings, Inc.	50,000	100%
Federated MDTA Trust	Massachusetts Business Trust	FII Holdings, Inc.	100	100%
Federated Private Asset Management, Inc.	Delaware Corporation	FII Holdings, Inc.	100,000	100%
Federated Investors Trust Company	Pennsylvania Trust Company	FII Holdings, Inc.	10,000	100%

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

Indebtedness under the Revolving Credit Agreement and related loan documents, which provide for a $200,000,000 revolving credit facility, and any increase contemplated by Section 2.10 of the Revolving Credit Agreement, as in effect on the date hereof, which permits for an increase of the revolving credit facility to a maximum of $300,000,000 (subject to the terms and conditions set forth in the Revolving Credit Agreement).

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate1]

3.	Borrower:	Federated Investors, Inc.

4.	Agent:	PNC Bank, National Association, as the agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of April __, 2010 among Federated Investors, Inc., the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto and PNC Bank, National Association, as Agent.

[1]	Insert if applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

[3]	$	$		%
	$	$		%
	$	$		%

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.
[3]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, etc.) The same percentage of each facility owned by the Assignor shall be assigned to the Assignee.

Effective Date:                  , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]5 Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[4]	Assignor shall pay a fee of $3,500 to the Agent in connection with the Assignment.
[5]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

[Consented to:]6

FEDERATED INVESTORS, INC.

By:
Name:
Title:

[6]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an eligible assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

EXHIBIT 1.1(G)

AMENDED AND RESTATED CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This Amended and Restated Continuing Agreement of Guaranty and Suretyship (the “Guaranty”), dated as of April 9, 2010, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOMES A GUARANTOR HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the “Agent”) in connection with the Amended and Restated Credit Agreement, dated as of the date hereof, by and among Federated Investors, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the “Lenders”) and the Agent (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A. Reference is made to that certain Continuing Agreement of Guaranty and Suretyship, dated as of August 19, 2008, made by the Guarantors party thereto in favor of the Agent, as heretofore amended (as so amended, the “Existing Guaranty Agreement”), executed and delivered pursuant to that certain Credit Agreement, dated August 19, 2008, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent, as heretofore amended (as so amended, the “Existing Credit Agreement”).

B. The parties desire to further amend and restate the Existing Credit Agreement pursuant to the Credit Agreement.

1. Guarantied Obligations. To induce the Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby unconditionally and irrevocably guaranties to the Agent and each Lender and each Affiliate of the Agent and each Lender, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Agent or any of the Lenders or any Affiliate of any Lender under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities, and indebtedness arising from any Lender Provided Interest Rate Hedge, any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in United States dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Lender, the Agent, or the Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agree that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents or any Lender Provided Interest Rate Hedge. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Agent or the Lenders or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted; any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

2

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by any of the Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available

3

to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

Each Guarantor acknowledges, consents, and agrees that Subsidiaries of the Loan Parties created or acquired after the date of this Guaranty may join in this Guaranty pursuant to Section 8.1.11 and Section 11.18 of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable law, each Guarantor waives each of the following:

(a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

4

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6. Subrogation. No Guarantor shall exercise any rights against the Borrower or any other Guarantor arising in connection with the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full and all Commitments have been terminated. If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8. Taxes.

(a) No Deductions. All payments made by any Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Lender and all income and franchise taxes of the United States applicable to any Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums

5

payable under this Subsection (a) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

(b) Stamp Taxes. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification for Taxes Paid by any Lender. Each Guarantor shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Lender makes written demand therefor.

(d) Certificate. Within 30 days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Lender, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Lender, provide a certificate of an officer of such Guarantor to that effect.

9. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to the Loan Document Joinder and Assumption Agreement in substantially the form attached as Exhibit 1.1(L) to the Credit Agreement (“Loan Document Joinder”), and in the manner provided in Section 11.6 of the Credit Agreement. The Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10. Counterparts; Telecopy Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

11. Setoff, Default Payments by Borrower.

(a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor,

6

to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Agent, or any subsidiary or affiliate of any Lender or Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Agent or any Lender or any subsidiary or affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to any Guarantor, whether such obligation to any Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Agent or any of the Lenders. The rights of the Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by law, any affiliate or subsidiary of the Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Agent and the Lenders are provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of any Guarantor).

(b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of the Borrower, such amount shall be held in trust for the benefit of each Lender and Agent and shall forthwith be paid to the Agent to be credited and applied to the Guarantied Obligations when due and payable.

12. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13. Successors and Assigns. Except as otherwise expressly provided in Section 8.2.7 of the Credit Agreement, this Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Lenders, or any of them, and their successors and assigns. Without limitation of the foregoing, the Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents or any Lender Provided Interest Rate Hedge (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other Person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents or any Lender Provided Interest Rate Hedge) shall be and remain Guarantied Obligations entitled to the benefit of this

7

Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Agent and the Lenders in this Guaranty or otherwise.

14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Consents to the nonexclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania sitting in Allegheny County and of the United States District Court of the Western District of Pennsylvania, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof;

(ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

15. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any matter affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of any Guarantor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of such Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action

8

by the Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor’s obligations hereunder as to each element of such assertion.

16. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Agent and the Lenders a Loan Document Joinder. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

17. Joint and Several Obligations. Each of the obligations of each and every Guarantor under this Guaranty are joint and several. The Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Agent and the Lenders, or any of them, shall not be a defense to any action the Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Agent hereby reserve all right against each Guarantor.

18. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement, the other Loan Documents and any Lender Provided Interest Rate Hedge, and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith, are a reasonably equivalent exchange of value in return for providing this Guaranty.

19. Limitation of Liability. The parties to this Guaranty and the Agent and the Lenders are expressly put on notice of the limitation of liability as set forth in the declarations of trust of certain of the Guarantors and agree that, except as set forth in the following sentence, the

9

obligations assumed by such Guarantors pursuant to this Guaranty be limited in any case to such Guarantors and their respective assets. The parties to this Guaranty and the Agent and the Lenders shall not seek satisfaction of any obligation of such Guarantors under this Guaranty from any of the shareholders, trustees, officers, employees or agents of any of the Guarantors except as contemplated under the declarations of trust of certain of the Guarantors. Notwithstanding the foregoing, nothing in such declarations of trust or elsewhere shall prohibit the Agent on behalf of the Lenders from pursuing any remedies against any outside professionals or consultants employed by the Guarantors.

20. Miscellaneous.

(a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof,” “herein,” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including,” as used herein, is not a term of limitation and means “including without limitation.”

(b) Amendments, Waivers. Except as otherwise expressly provided in Section 8.2.7 of the Credit Agreement, no amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Agent and the Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise.

(c) Telecommunications. Each Lender and Agent shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(d) Expenses. Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney’s fees incurred by the Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Lender or Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Lender or Agent (A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Guarantied Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Borrower; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any

10

Lender or Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or the Borrower or the Agent or any Lender of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.

(e) Prior Understandings. This Guaranty, the Credit Agreement and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

(g) Amendment and Restatement; No Novation. The Existing Guaranty Agreement is hereby amended and restated in its entirety as provided herein, and this Guaranty is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the indebtedness, loans, liabilities, expenses, or guarantied obligations under the Credit Agreement or the Existing Guaranty Agreement. Each Guarantor and the Agent acknowledge and agree that the Existing Guaranty Agreement has continued to guaranty the indebtedness, loans, liabilities, expenses, and obligations under the Credit Agreement since the date of execution of the Existing Guaranty Agreement; and that this Guaranty is entitled to all rights and benefits originally pertaining to the Existing Guaranty Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 5 OF AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

FEDERATED ADMINISTRATIVE SERVICES

By:	________________________________(Seal)
Name:
Title:

FEDERATED ADMINISTRATIVE SERVICES, INC.

By:	________________________________(Seal)
Name:
Title:

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:	________________________________(Seal)
Name:
Title:

FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.

By:	________________________________(Seal)
Name:
Title:

[SIGNATURE PAGE 2 OF 5 OF AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

FEDERATED INVESTORS MANAGEMENT COMPANY

By:	________________________________(Seal)
Name:
Title:

FEDERATED INVESTMENT COUNSELING

By:	________________________________(Seal)
Name:
Title:

FEDERATED SERVICES COMPANY

By:	________________________________(Seal)
Name:
Title:

FEDERATED SHAREHOLDER SERVICES COMPANY

By:	________________________________(Seal)
Name:
Title:

FII HOLDINGS, INC.

By:	________________________________(Seal)
Name:
Title:

[SIGNATURE PAGE 3 OF 5 OF AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

FEDERATED PRIVATE ASSET MANAGEMENT, INC.

By:	________________________________(Seal)
Name:
Title:

RETIREMENT PLAN SERVICE COMPANY OF AMERICA

By:	________________________________(Seal)
Name:
Title:

FEDERATED ADVISORY SERVICES COMPANY

By:	________________________________(Seal)
Name:
Title:

FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA

By:	________________________________(Seal)
Name:
Title:

[SIGNATURE PAGE 4 OF 5 OF AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

FEDERATED MDTA TRUST

By:	_________________________________(Seal)
Name:
Title:

HBSS ACQUISITION CO.

By:	_________________________________(Seal)
Name:
Title:

FEDERATED MDTA LLC

By:	_________________________________(Seal)
Name:
Title:

SOUTHPOINTE DISTRIBUTION SERVICES INC.

By:	_________________________________(Seal)
Name:
Title:

[SIGNATURE PAGE 5 OF 5 OF AMENDED AND RESTATED CONTINUING AGREEMENT OF

GUARANTY AND SURETYSHIP]

ACCEPTANCE AND CONSENT:

PNC BANK, NATIONAL ASSOCIATION,as Agent

By:	________________________________(Seal)
Name:
Title:

EXHIBIT 1.1(L)

FORM OF

LOAN DOCUMENT JOINDER AND ASSUMPTION AGREEMENT

THIS LOAN DOCUMENT JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of                         , 20__, by                                                                  , a                                      [corporation/partnership/limited liability company] (the “New Party”).

Background

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of April __, 2010, as the same may be restated, modified, supplemented, or amended from time to time (the “Agreement”), by and among FEDERATED INVESTORS, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors now or hereafter party thereto (the “Guarantors”), the Lenders now or hereafter party thereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, the “Agent”); (ii) the Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of April __, 2010, as the same may be restated, modified, supplemented, or amended from time to time (the “Guaranty”), of Guarantors now or hereafter a party thereto given to Agent as agent for the Lenders; and (iii) the other Loan Documents referred to in the Agreement, as the same may be modified, supplemented, restated or amended from time to time (the “Loan Documents”).

Agreement

Capitalized terms defined in the Agreement are used herein as defined therein.

In consideration of the value of the synergistic and other benefits received by the New Party as a result of being or becoming affiliated with the Borrower and the other Loan Parties, the New Party hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the obligations of a “Guarantor,” jointly and severally with the existing Guarantors under the Agreement and under the Guaranty; and, New Party hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, and the performance of all other obligations of the Borrower and the other Loan Parties under the Loan Documents, the New Party shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Agreement and the Guaranty jointly and severally with the other Guarantors which are parties thereto. Without limiting the generality of the foregoing, the New Party hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6.1 of the Agreement applicable to a Loan Party and its Subsidiaries is true and correct as to the New Party on and as of the date hereof, and (ii) the New Party has heretofore received a true and correct copy of the Agreement and the Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

The New Party hereby makes, affirms, and ratifies in favor of the Lenders and the Agent, the Agreement and the Guaranty.

The New Party is simultaneously delivering to the Agent the documents together with this Joinder required under Section 8.1.11 and Section 11.18 of the Agreement.

In furtherance of the foregoing, the New Party shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

The New Party acknowledges and agrees that a telecopy transmission to Agent or any Lender of signature pages hereof purporting to be signed on behalf of the New Party shall constitute effective and binding execution and delivery hereof by the New Party.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 OF LOAN DOCUMENT JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Party has duly executed this Loan Document Joinder and Assumption Agreement and delivered the same to the Agent for the benefit of the Lenders, as of the date and year first above written.

[NEW PARTY]

By:	(SEAL)
Name:
Title:

Address for Notice:

Telephone No.:	`
Facsimile No.:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT 1.1(T)

FORM OF

TERM NOTE

$	April , 2010 Pittsburgh, Pennsylvania

FOR VALUE RECEIVED, the undersigned, FEDERATED INVESTORS, INC., a Pennsylvania corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of                     (the “Bank”), the lesser of (i) the principal sum of                     U.S. Dollars (U.S. $            ), or (ii) the aggregate unpaid principal balance of all Term Loans made by the Lender to the Borrower pursuant to Section 3.1 of the Amended and Restated Credit Agreement dated as of April __, 2010 among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as agent (the “Agent”) for the Lenders (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), payable as set forth in Section 3.2 of the Credit Agreement, with the outstanding balance of principal payable in full on the Expiration Date or the earlier acceleration of the Loans. The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 4.1 of, or as otherwise provided in, the Credit Agreement. After any principal hereof or interest hereon shall have become due and payable by its terms or by acceleration, declaration or otherwise, and after expiration of any applicable grace period, such amount shall thereafter bear interest at a rate per annum which shall be equal to two percent (2%) above the rate of interest otherwise applicable with respect to such amount or two percent (2%) above the Base Rate Option if no rate of interest is otherwise applicable, until paid in full (whether before or after judgment), payable on demand.

Subject to the provisions of the Credit Agreement, interest hereon will be payable (i) on the Term Loans to which the Base Rate Option applies, on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date, and thereafter on demand, (ii) on the Term Loans to which the LIBOR Rate Option applies, on the last day of each applicable Interest Period and, if any such Interest Period is longer than three (3) Months, also on the ninetieth (90th) day of such Interest Period and on the Expiration Date, and thereafter on demand, (iii) on the Expiration Date, (iv) on acceleration of this Note, and (v) at any other time set forth in the Credit Agreement.

If any payment of principal or interest on this Note shall be stated to be or become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (unless in the case of the Term Loans to which the LIBOR Rate Option applies such Business Day falls in the next calendar month, in which case the payment shall be made on the next preceding Business Day) and any such extension of time shall in such case be included in computing interest in connection with payment.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Agent located at PNC Firstside Center, 4th Floor, 500 First Avenue, Pittsburgh, Pennsylvania 15219, in lawful money of the United States of America in immediately available funds.

This Note is one of the Term Notes referred to in, is subject to the provisions of and is entitled to the security provided for in and the other benefits of, the Credit Agreement, which Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings specified in the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Agent, the Lender and their respective successors and assigns. All references herein to the “Borrower”, the “Agent” and the “Lender” shall be deemed to apply to the Borrower, the Agent and the Lender, respectively, and their respective successors and assigns.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal law of the Commonwealth of Pennsylvania without giving effect to its principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO TERM NOTE

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that this Note constitutes a sealed instrument.

WITNESS/ATTEST:	FEDERATED INVESTORS, INC.

	By:	(SEAL)
Title:	Name:
Title:

3

EXHIBIT 3.3

FORM OF

TERM LOAN REQUEST

TO:	PNC Bank, National Association, as Agent Telephone No.: (412) 762-7638 Telecopier No. (412) 705-2006 Attn: Rini Davis

FROM:	Federated Investors, Inc.

RE:	Amended and Restated Credit Agreement dated as of April , 2010 by and among Federated Investors, Inc., the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as Agent (as amended, restated, supplemented or modified from time to time, the “Agreement”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

Pursuant to the Agreement, the undersigned Borrower irrevocably requests [check as appropriate]:

1.	(a)	A new Term Loan pursuant to Section 3.1, OR
A renewal of the LIBOR Rate Option with respect to an outstanding tranche of Term Loans, OR
A conversion of an outstanding tranche of Term Loans currently under the Base Rate Option, OR
A conversion of an outstanding tranche of Term Loans currently under the LIBOR Rate Option

TO OR IN THE FORM OF:

(b)(i)	Base Rate Option Loans having a Borrowing Date of , 20 (which date shall (i) be one (1) Business Day before receipt by Agent by 1:00 p.m. (Pittsburgh time) of this Loan Request, and (ii) occur on the last day of the Interest Period if a LIBOR Rate Option Loan is being converted into a Base Rate Option Loan)

OR

(ii)	LIBOR Rate Option Loans of one Borrowing Tranche having a Borrowing Date of , 20 (which date shall (i) be three (3) Business Days after the Business Day of receipt by Agent by 1:00 p.m. (Pittsburgh time) of this Loan Request, and (ii) occur on the last day of the Interest Period if a LIBOR Rate Option Loan is being renewed as a LIBOR Rate Option Loan)

2. Such Term Loan is in the principal amount of U.S. $            (shall not be less than (i) $5,000,000 and increments of $50,000 if in excess of $5,000,000 for each Loan Request to which the LIBOR Rate Option applies or (ii) the lesser of $1,000,000 or the maximum amount available and increments of $50,000 if in excess of $1,000,000 for each Loan Request to which the Base Rate Option applies).

3.                     For an Interest Period of:

[one (1), two (2), three (3), six (6) or twelve (12) months]

4. The undersigned hereby irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1.(a)		Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $

OR

Funds to be wired per the following wire instructions:

$ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

OR

Funds to be wired per the attached Funds Flow (multiple wire transfers)

5. As of the date hereof and the date of making of the Term Loan requested hereby: the representations and warranties contained in Article 6 of the Agreement and any certificates delivered by any of the Loan Parties after the Closing Date are and will be true (except representations, warranties and certifications that expressly relate solely to an earlier date or time, which representations, warranties and certifications were true on and as of the specific date referred to therein); the Loan Parties have performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is

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continuing or shall exist; and the making of the Term Loan requested hereby shall not contravene any Law applicable to the Loan Parties, the Agent or any of the Lenders.

The undersigned hereby certifies to the accuracy of the foregoing.

FEDERATED INVESTORS, INC.

Date	By
Name:
Title:

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EXHIBIT 7.1.4

OPINION OF COUNSEL

The opinion of counsel shall confirm those representations and warranties with respect to the Borrower and the other Loan Parties contained in Section 6.1 of the Credit Agreement which are listed below.

6.1.1	Organization and Qualification
6.1.3	Power and Authority
6.1.4	Validity and Binding Effect
6.1.5	No Conflict
6.1.6	Litigation
6.1.12	Consents and Approvals
6.1.18	Investment Companies

EXHIBIT 8.3.3

FORM OF

COMPLIANCE CERTIFICATE

PNC Bank, National Association, as Agent

1600 Market Street

Philadelphia, PA 19103

Telephone No.: (215) 585-6968

Telecopier No.: (215) 585-7669

Attn: Cara Gentile

Ladies and Gentlemen:

Pursuant to Section 8.3.3 of the Amended and Restated Credit Agreement (the “Agreement”) dated as of April __, 2010, by and among Federated Investors, Inc. (the “Borrower”), the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and PNC Bank, National Association, as agent (the “Agent”) for the Lenders, as amended, restated or supplemented from time to time, I, the [Chief Executive Officer / President / Chief Financial Officer / Treasurer / other Authorized Officer] of the Borrower, in my capacity as the [Chief Executive Officer / President / Chief Financial Officer / Treasurer / other Authorized Officer], do hereby certify to the Lenders and the Agent as follows (capitalized terms which are not defined herein have the meanings given in the Agreement) as of the [quarter/year] ending on                      (the “Report Date”):

(1)	The representations and warranties of the Borrower and other Loan Parties contained in Article 6 of the Agreement and any certifications delivered by the Borrower or any other Loan Party after the Closing Date are true on and as of the Report Date with the same effect as though such representations, warranties and certifications had been made on and as of such date (except representations, warranties and certifications which expressly related solely to an earlier date and time which representations, warranties and certifications were true on and as of the specific date referred to therein), and the Borrower and other Loan Parties have performed and complied with all covenants and conditions of the Agreement, [except that: insert any applicable disclosures].

(2)	No Event of Default or Potential Default exists and is continuing.

(3)	Maximum Leverage Ratio (Section 8.2.14). The ratio of (A) Total Funded Indebtedness on the Report Date to (B) Consolidated EBITDA for the four (4) fiscal quarters ending as of the Report Date is to 1.00 which does not exceed 2.50 to 1.00.

	(A)	Total Funded Indebtedness as of the Report Date (each Item is measured on a consolidated basis):

		(i)	Borrowed money (including both the current and long-term portion of borrowed money)	$

		(ii)	Capitalized lease obligations	$

		(iii)	Reimbursement obligations under any letters of credit	$

		(iv)	Without duplication, contingent and guaranty obligations with respect to Items (i), (ii) and (iii) above	$

		(v)	Sum of Items (i), (ii), (iii) and (iv) above equals Total Funded Indebtedness	$

	(B)	Consolidated EBITDA for the four (4) quarters ending on the Report Date (insert figure from Item 4(A)(iv) below)		$

	(C)	Ratio of Item (A)(v) to Item (B) equals Leverage Ratio		to 1.00

(4)	Minimum Interest Coverage Ratio (Section 8.2.15). The ratio of (A) Consolidated EBITDA to (B) consolidated interest expense for the four (4) fiscal quarters then ended of the Borrower and its Consolidated Subsidiaries, as of the Report Date, is to 1.0 which is not less than 4.0 to 1.0.

	(A)	Consolidated EBITDA is computed as follows (each Item is measured for the four (4) fiscal quarters ending on the Report Date on a consolidated basis):

		(i)	(a) net income	$

			(b) depreciation	$

			(c) amortization	$

			(d) other non-cash charges to net income (excluding any non-cash charges which require an accrual or reserve for cash charges for any future period)	$

			(e) interest expense	$

			(f) income tax expense	$

		(ii)	Sum of Items (a), (b), (c), (d), (e) and (f)	$

		(iii)	Non-cash credits to net income	$

		(iv)	Item (ii) reduced by Item (iii) equals Consolidated EBITDA (provided if the Borrower and Consolidated Subsidiaries shall make one or more acquisitions or dispositions of the capital stock of any Person or all or substantially all of the assets of any Person permitted by Sections 8.2.6	$

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or 8.2.7 during such period, Consolidated EBITDA for such period shall be adjusted on a pro forma basis in a manner satisfactory to the Agent to give effect to all such acquisitions or dispositions as if they had occurred at the beginning of such peri
	(B)	Consolidated interest expense of the Borrower and its Consolidated Subsidiaries for the four (4) fiscal quarters ending on the Report Date	$
	(C)	Ratio of Item (A)(iv) to Item (B) equals interest coverage ratio		to 1.0
(5)	Liquidations, Mergers, Consolidations, Acquisitions (Section 8.2.6). None of the Loan Parties or their Subsidiaries was a party to any dissolution, liquidation, merger, consolidation or acquisition during the quarter ending on the Report Date, except as expressly permitted under Section 8.2.6.

	(A)	Acquisitions of Stock or Assets of Third Parties (Subsection (ii) of Section 8.2.6).

(i) The Borrower and each Consolidated Subsidiary of the Borrower did not acquire the stock or assets of any other Persons except as listed below, each of which transactions is correctly described below and was completed in compliance with Section 8.2.6(ii) of the Agreement:

Date of Transaction	Name of Seller	Assets Acquired (Stock or Assets)	Purchase Price (including liabilities assumed)
$

$

			$	(Total)

(6)	Disposition of Assets or Subsidiaries (Section 8.2.7). The Loan Parties and their Subsidiaries did not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary), except in accordance with clauses (i) through (iv) of Section 8.2.7 of the Agreement.

	(A)	Capital Stock or Substantially All Assets (Subsection (iv) of Section 8.2.7). The assets of any sold or transferred Subsidiary comprised % of the

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total assets of the Borrower and the Consolidated Subsidiaries for the most recent fiscal quarter ending prior to such disposition, which does not exceed the permitted percentage of 5%, and % of Consolidated EBITDA for the most recent four (4) fiscal quarters ending prior to such disposition is attributable to such sold or transferred Subsidiaries or assets, which does not exceed the permitted percentage of 5%.

(7)	Change of Ownership (Section 8.2.13).

	(A)	No change in the ownership of Borrower’s capital stock has occurred during the quarter ending on the Report Date except for transactions permitted under of Section 8.2.13 of the Agreement.

(8)	New Subsidiaries (Section 8.1.11). Borrower has not created or acquired any Subsidiaries during the calendar quarter ending on the Report Date except for the following:

	Name of Subsidiary	Acquired/Formed	Date of Acquisition of Formation

	_________	_________	_________

	_________	_________	_________

[insert “None” if Borrower has not created or acquired any new Subsidiaries]

If Borrower has listed any Subsidiaries above, Borrower must check and complete (1) or (2) below, as applicable (see Section 8.1.11):

(1)		____	Borrower has previously caused each of the Subsidiaries listed above and its owners to execute and deliver to the Agent each of the following:

	(a)	____	A Loan Document Joinder

	(b)	____	Secretary’s Certificate attaching organizational documents, authorizing resolutions and incumbency

	(c)	____	a legal opinion confirming the matters set forth in Exhibit 7.1.4 to the Agreement

(2)		____	Borrower is delivering each of the documents listed in Item 1(a) through (c) above with this Certificate

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FEDERATED INVESTORS, INC.

By:
Name
Title

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